Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

The undersigned hereby certifies that she is the duly elected and acting Vice President and Treasurer of PACIFIC GAS AND ELECTRIC COMPANY, a California corporation, as servicer (the “Servicer”), under the Recovery Property Servicing Agreement dated as of November 12, 2021 and the Recovery Property Servicing Agreement dated as of November 30, 2022 (together, the “Servicing Agreements”) between the Servicer and PG&E RECOVERY FUNDING LLC, as issuer (the “Issuer”), and further that:

1. A review of the Servicer’s activities as of December 31, 2023 and of the Servicer’s performance under the Servicing Agreements has been made under the undersigned’s supervision.

2. To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreements in all material respects as of December 31, 2023.

[Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer Compliance Statement as of the 29th day of March, 2024.

SERVICER: PACIFIC GAS AND ELECTRIC COMPANY a California corporation

By:	/s/ MARGARET K. BECKER
Name:	Margaret K. Becker
Title:	Vice President and Treasurer